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                                                              EXHIBIT NUMBER 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated January 16, 2001, included in this Form 8-K, and its incorporation into the Corporation's previously filed Form S-8 Registration Statements File Nos. 33-22546, 33-47597, 33-63843, 333-25135, 333-25283,
333-32510, 333-52623, 333-74951, 333-84085; and the Corporation's previously filed Form S-3 Nos. 333-18951, 333-25649 and 333-45203. It should be noted that we have not audited any financial statements of the Northern Trust Corporation subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


                                         /s/ ARTHUR ANDERSEN LLP
                                         -----------------------
                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
February 23, 2001